                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   July 1, 1996



                            PP&L RESOURCES, INC.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                  1-11459             23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)



      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)



Registrant's telephone number,including area code 610-774-5151



___________________________________________________________________________
      (Former name or former address, if changed since last report.)

Item 5.	Other Events


	The following is a Company news release of July 1, 1996, regarding a foreign investment by Power Markets Development Company, a wholly-owned subsidiary of PP&L Resources, Inc.:


       PP&L Resources Subsidiary Purchases Interest in British Utility

		ALLENTOWN, PA -- PP&L Resources, Inc. (NYSE: PPL) announced Monday (7/1) that its independent power subsidiary, Power Markets Development
Company, has purchased a 25 percent interest in South Western Electricity plc, a British regional electric utility company.

	PMDC acquired the ownership interest in the British company, also known as SWEB, for $189 million, by acquiring 25 percent of Southern Investments UK Holdings Limited, an affiliate of Southern Electric International.

	PP&L Resources is the parent company of Pennsylvania Power & Light Co. Southern Electric International is a subsidiary of The Southern Company, which is based in Atlanta. Headquartered in Bristol, England, SWEB serves about 1.3 million customers in Bristol and in Cornwall, Devon and Somerset counties.

	"This acquisition is an important step in PP&L Resources' effort to grow from a U.S. regional supplier of electricity to a more broadly based energy company," said William F. Hecht, PP&L Resources chairman, president and chief executive officer. "In addition, since Great Britain's electricity market already is open to competition, this venture provides us with the opportunity to learn more about operating in such an atmosphere -- experience that will benefit us as the U.S. electricity marketplace becomes more competitive."

	Hecht described this acquisition as an opportunity to contribute to PP&L Resources' goal of growing shareowner value over the long term.
Noting that the acquisition is expected to be accretive to the earnings of PP&L Resources beginning in 1997, Hecht said that SWEB is expected to contribute about 1 to 2 percent of additional annual earnings over the next several years.

	Hecht said the initial funding for the acquisition was provided by funds available under PP&L Resources' $300 million revolving credit agreement. PP&L Resources expects to replace the revolving credit borrowing over the next year with about one-half common equity and one-half long-term debt.

	While this is PP&L Resources' largest overseas investment to date, Hecht pointed out that PMDC also has investments in, and commitments for, projects in Argentina, Bolivia, Peru, Spain and Portugal totaling $58 million. "PMDC expects to continue to make investments as opportunities arise," said Hecht.

	Robert D. Fagan, president of PMDC, said, "We are especially pleased to be working with Southern Electric International, which has extensive experience in overseas operations. We also have a great deal of confidence in the management and business plan Southern has put in place since acquiring SWEB."

	SWEB, one of 12 regional government-owned British utilities privatized in 1990, was acquired by Southern Investments UK Holdings Limited last fall. Under the terms of the agreement announced Monday, SWEB will remain in control of day-to-day operations. The agreement calls for PMDC to have two seats on the nine-member Southern Investments UK board of directors and one seat on the five-member SWEB board.

	"The SWEB service area is one of the fastest growing areas of Great Britain and it is experiencing above-average economic growth," said Fagan. "We are excited about the prospects for SWEB and we're confident that our operational and economic development expertise can further contribute to its success."

	In addition to owning and operating a large electricity distribution network, SWEB also owns interests in a number of generating facilities.
SWEB has about 2,800 employees.

	Hecht said that the overseas investment does not mean that PP&L Resources is turning away from the business of providing electricity to the people of Central Eastern Pennsylvania.

	"While we are expanding our horizons with our PMDC subsidiary, our operating utility -- PP&L -- continues to be focused on providing high-quality, reasonably priced service to our customers in Pennsylvania," Hecht said. He emphasized that the investment in SWEB will have no effect on the rates charged to PP&L customers.

	Morgan Stanley & Co. Incorporated advised PMDC in this acquisition.

                                  * * * * *

	The matters discussed in this release contain certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those described in these statements. These forward-looking statements were based on current expectations and were derived using numerous assumptions, including assumptions about economic conditions in the SWEB territory, the impact of competitive pricing and other competitive pressures within the utility industry in the U.K., the political and regulatory environment in the U.K., the effect that any reaction to competitive pressures has on the industry, the need for and effect of any business or industry restructuring, the presence of competitors, capacity and supply constraints, SWEB's profitability and liquidity, system conditions and operating costs, financing costs, interest rates, performance of new ventures and SWEB's commitments and liabilities.

	Other factors and assumptions not identified above also were involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, also may cause actual results to differ materially from those projected.







                                SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                  PP&L RESOURCES, INC.


                                  by  /s/ R. E. Hill
                                          R. E. Hill
                                    Senior Vice President-
                                    Financial and Treasurer




Date:  July 1, 1996